Exhibit 10.53

EXECUTION

THIS SALE AND PURCHASE AGREEMENT (this Agreement) made as of this 30th day of April, 2013 between the parties set forth on Schedule 1 attached hereto (each individually a Seller and collectively the Sellers), and THOR 50 VARICK LLC, a Delaware limited liability company (the Purchaser). Each of them are individually referred to as a Party, and together as the Parties.

WHEREAS:

(A)          Each Seller owns registered shares with nominal value of EUR 1,25 each in Varick Investments S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 19-21, boulevard du Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 12,500, registered with the Register of Commerce and Companies of Luxembourg under number B 152.548 (the Company) as set forth in Schedule 1 hereto (each a Share, collectively, the Shares).

(B)          The Shares represent the entire share capital in the Company.

(C)          The Company owns and will own on the Closing Date (defined herein) all of the shares (the Delco Stock) of Varick Studios Inc., a Delaware corporation (hereinafter Delco), which itself owns all of the membership interests (the Membership Interests) in 50 Varick LLC, a New York limited liability company, having an address of c/o Funaro, Empire State Building, 350 5th Avenue, 41st Floor, New York, NY 10118, United States (US Propco, and together with the Company and Delco, the Group Entities), as per the corporate structure attached as Schedule 2 hereto, itself owning all right, title and interest in and to those certain commercial condominium units designated as commercial condominium Units A and A2 (Block 212, Lots 1301 and 1307), as more particularly described on Schedule 3 attached hereto and incorporated herein by this reference, in the building and improvements known as and by the street address 50 Varick Street, New York, New York in 50 Varick Street Condominium (the Condominium) described in the Declaration dated February 16, 2010, and recorded in the Office of the Register of New York County on March 12, 2010 as CRFN 2010000086079, as amended by First Amendment to the Declaration dated as of July 26, 2011, and recorded in the Office of the Register of New York County on March 6, 2012 as CRFN 2012000086110, and by Second Amendment to the Declaration dated as of June 20, 2012, and recorded in the Office of the Register of New York County on October 24, 2012 as CRFN 2012000422214 (collectively, the Declaration) together with any improvements located therein and an aggregate undivided interest appurtenant to said units in the “General Common Elements” and the appurtenant interests in the “Unit A Limited Common Elements” (as such terms are defined in the Declaration (collectively, the Property) as shown on Exhibit B to the Second Amendment to the Declaration, wherein said condominium units are referred to as Units A and A2,

(D)          The Sellers wish to sell the Shares to the Purchaser and the Purchaser wishes to purchase the Shares from the Sellers (the Sale and Purchase) on the terms and subject to the conditions set forth herein.

(E)          This Agreement supersedes the letter agreement dated February 21, 2013 between Alessandro Cajrati Crivelli, acting in the name and on behalf of all Sellers and Thor Urban Investments, LLC.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, including, the making of a Five Million ($5,000,000) US Dollars mezzanine loan by Thor 50 Varick Bridge Lender LLC (an affiliate of Purchaser) to Delco on the date hereof (the Mezzanine Loan), the Sellers and Purchaser hereby agree as follows:

1.           SALE AND PURCHASE.

(a)          Subject to the provisions of this Agreement and in particular, but not limited to, subject to the condition precedent included in Section 3(a) hereof, the Sellers shall sell the Shares to the Purchaser and the Purchaser shall purchase the Shares at the Closing. The ownership of the Shares shall be transferred to the Purchaser on the Closing Date against payment of the Purchase Price in accordance with Section 2, subject to the terms and conditions of this Agreement

(b)          The Shares shall be sold free from any and all Encumbrances (except those statutory encumbrances described herein) and together with all rights attaching to them, including all rights to dividends relating to the current financial year.

2.           PURCHASE PRICE.

(a)          The purchase price (the Purchase Price) of the Shares shall be Twenty Nine Million Seven Hundred Three Thousand Eight Hundred Seventy Six ($29,703,876.00) US Dollars (the Initial Amount), subject to adjustment as provided herein:

(i)	The Initial Amount is equal to (x) $83,750,000.00 US Dollars (y) reduced by any liabilities of the Group Entities (including any outstanding construction or landlord related work in relation to the Property, the principal sum of the Mezzanine Loan and any interest due thereon as of the Closing (as defined below) and any loans from the Sellers to the Company as set forth on Schedule 1 hereto (the Shareholder Loans), but excluding any loan financing between Group Entities, contingent liabilities, such as lawsuits or other claims, or closing costs) (the Group Entities Liabilities), and (z) increased by all available cash at the level of the Group Entities (including any deposits or advances paid by the Sellers to the Condominium) (the Group Entities Cash Assets) as set forth on Schedule 4 hereto;

(ii)	On the Closing Date, the Parties shall determine the amount (the Final Amount) by which (x) $83,750,000.00 US Dollars exceeds (y) the amount of Group Entities Liabilities on the Closing Date minus the amount of the Group Entities Cash Assets on the Closing Date; and

(iii)	If the Final Amount is greater than the Initial Amount, the Purchase Price shall be increased by such difference, and if the Final Amount is less than the Initial Amount, the Purchase Price shall be decreased by such difference. Notwithstanding the foregoing, the adjusted Purchase Price may not be less than $29,403,876.00 US Dollars or more than $30,003,876.00 US Dollars.

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The Purchase Price shall be allocated among the Sellers as set forth on Schedule 1 attached hereto.

(b)          On the Closing Date and as a condition to and prior to the Closing the Purchaser shall: (i) cause the Company to repay to each Seller, with funds provided to Company by the Purchaser, the Shareholder Loans (in the sums set forth on Schedule 1 next to each Seller and in the current aggregate sum of $17,218,000 US Dollars as listed on Schedule 4, which sums could increase if Company borrows more from the Sellers, in which case such schedules will be replaced by updated schedules at the closing, provided that in no event shall either the Company nor any other Group Entity incur any additional indebtedness from the Sellers or any third party in excess of $2,000,000 US Dollars in the aggregate (as hereinafter adjusted, the Maximum Amount) (other than sums borrowed under the Senior Loan), and any such additional indebtedness incurred shall be used solely to pay for work, alterations, construction, and improvements (or similar uses) to the Property pursuant to the Declaration and/or the Spring Lease, and for no other purpose) in full satisfaction of all amounts owed by any Group Entity to any Seller; and (ii) (x) utilize a portion of the Purchase Price in the amount of the sum calculated by Sellers to pay the applicable Transfer Taxes (as defined below) to New York State and New York City and have those Transfer Taxes paid on the Closing Date by US Propco (with reasonable evidence of such payment to be provided by Purchaser to Sellers on the Closing Date) and which Transfer Taxes shall be deemed to have been paid by the Sellers; and (y) pay to each Seller their allocated share of the Purchase Price (after deducting the sum required to pay the Transfer Taxes as set forth above in clause (ii) of this Section 2(b)) as set forth next to each Seller on Schedule 1 attached hereto (in proportion to their allocation of the projected Purchase Price in Schedule 1). Notwithstanding the foregoing, the Maximum Amount shall be decreased by the aggregate amount of all contracts, alterations, modifications, terminations or Change Orders made pursuant to Sections 5(f), (g), (i) or (k). Senior Loan means, collectively, (x) the acquisition loan entered into between US Propco and Mediocredito Italiano S.p.A. for a total principal amount of $7,800,000 US Dollars, and (y) the construction loan entered into between US Propco and Mediocredito Italiano S.p.A. for a total principal amount of $20,000,000 US Dollars. Spring Lease means, collectively, that certain lease between Spring Studios New York, LLC (Spring), as tenant, and US Propco, as landlord, dated December 19, 2011, as amended by First Amendment to Lease, dated as of March 19, 2013, as guaranteed by Guaranty dated December 19,2011 made by Spring America, Inc.

3.           CLOSING.

(a)          The Sale and Purchase is subject to the condition precedent that the closing of the transfer of the Shares (the Closing) shall occur on a date (the Closing Date) specified by the Purchaser on no less than three (3) Business Days’ notice (provided that the Closing shall not be required to occur on the date specified by Purchaser or any other date if it would cause Sellers to breach an agreement to which Sellers are a party, including the Declaration or Spring Lease), but in no event shall the Closing occur after June 28, 2013, TIME OF THE ESSENCE. The Closing shall take place at the registered office of the Company in Luxembourg at 17:00 p.m. on the Closing Date, For the avoidance of any doubt, in case the Closing does not occur by June 28, 2013, TIME OF THE ESSENCE, for whatever reason other than a willful default by Sellers, the Parties expressly agree that this Agreement shall be considered as null and void and none of the Parties hereto shall have any obligations towards the other Party.

(b)          On the Closing Date, the Sellers or their duly appointed proxyholder, and the Purchaser shall notify Company of the occurrence of the Sale and Transfer by delivering to the Company a notice substantially in the form as attached hereto as Schedule 5, which shall include an instruction to the Company to (i) evidence the transfer of the Shares by the appropriate entry on the Company's shareholders' register, recording the transfers of the Shares to the Purchaser, effective on the Closing Date, and (ii) the filing of a notice of the transfer of Shares at the Luxembourg Register of Commerce and Companies and to publish such notice in the Luxembourg official gazette.

(c)          Notwithstanding anything contained in this Agreement, Purchaser shall have the right to terminate this Agreement at any time before the Closing for any reason or no reason, by giving written notice to the Sellers, and upon the giving of such notice this Agreement shall be deemed terminated and null and void, and no Party shall have any rights or obligations hereunder.

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4.           COOPERATION: CLOSING DELIVERIES: POST-CLOSING.

(a)          Sellers and Purchaser agree that the closing of the transfer of the Shares shall be in accordance with customary practices of Luxembourg with respect to a sale of shares and New York City with respect to the transfer of real estate (including, without limitation, apportionments, prorations, closing costs, etc.), provided that Sellers shall pay on the Closing Date all Transfer Taxes, if any, imposed upon the conveyance of the Shares hereunder. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees, costs and expenses incurred by it in connection with the entering into and completion of this Agreement. The Sellers and Purchaser farther agree to cooperate with each other in carrying out the obligations of each Party herein (provided that in no event shall such cooperation require either Party to make any representations, warranties or covenants or incur any liabilities not expressly set forth herein), including, without limitation, by executing or delivering all documents and instruments required to consummate the transfer of the Shares or customary in connection with the sale of real estate in New York City, including, without limitation, refinancing of any existing mortgage loans, Transfer Tax Returns (as defined below) and withholding tax certificates in connection with payments by Delco to the Company.

(b)          The following shall be conditions precedent to the Closing (any of which conditions shall be subject to waiver by the Purchaser at or prior to the Closing Date and none of which conditions shall be deemed a covenant on behalf of Sellers):

(i)	Royal Abstract of New York, LLC or any other title insurer licensed to do business in the State of New York from which Purchaser has ordered a title insurance report (Title Company) shall issue at Closing, at Purchaser’s expense, (x) an ALTA owner’s policy of title insurance on the standard form issued in the State of New York with such endorsements as Purchaser shall request, including, without limitation, a non-imputation endorsement (the Title Policy), insuring that US Propco has good and marketable title to the Property, subject only to such matters as are acceptable to Purchaser, and (y) a UCC title insurance policy(ies) insuring that (1) Purchaser has good and marketable title to the Shares, (2) the Company has good and marketable title to the Delco Stock and (3) Delco has good and marketable title to the Membership Interests, in each case free of all Encumbrances (collectively, the UCC Policy; together with the Title Policy, collectively, the Policies), each dated the day of Closing, with liability in the amount of the Purchase Price;

(ii)	all of Sellers’ representations and warranties contained in this Agreement shall be true and correct, in all material respects as of this date and as of the Closing Date, and Sellers shall have satisfied, observed and performed all conditions and agreements on its part to be satisfied, observed or performed under the terms and conditions of this Agreement; and

(iii)	each of the documents and any and all other items required to be delivered by Sellers at Closing shall have been delivered as provided herein.

(c)          At Closing each Seller shall, to the extent within its control, procure the delivery to the Purchaser of the following (provided that a delivery shall not be deemed to be within a Seller's control if such Seller is required to do anything or pay any sums (other than to attorneys or other professionals assisting them or filing fees) to cause such delivery which it is not required by law or contract to do or pay):

(i)	resignation letters of the managers of the Company;

(ii)	a letter from the Board (as defined in the Declaration), or its managing agent, acknowledging the Purchaser’s appointment of its representative member(s) of the Board for the Property under the by-laws of the Condominium (Purchaser hereby acknowledging that since Sellers do not have sole control over the Board, Sellers shall have no liability if such delivery is not made);

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(iii)	a New York City Real Property Transfer Tax Return and New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584) (collectively, the Transfer Tax Returns), prepared, executed and acknowledged by US Propco in proper form for submission;

(iv)	to the extent they are not posted at the Property, all Licenses (as defined below);

(v)	a letter signed by Sellers advising the Tenant of the transfer of title of the Property and directing that all future rent payments be sent to the attention of the Purchaser, as Purchaser shall direct;

(vi)	the original Spring Lease or copies thereof, if the original Spring Lease is not available;

(vii)	the original Books and Records (as defined below);

(viii)	(i) a “clean” estoppel certificate (i,e., not alleging any defaults under the Spring Lease or containing any information materially deviating from, or inconsistent with, the representations contained herein) substantially in the form attached hereto as Schedule 6 from the Tenant, which shall be dated no earlier than thirty (30) days from the Closing Date (the Tenant Estoppel), (ii) if required in connection with any financing obtained by Purchaser in connection with the Closing, a subordination, non-disturbance and attornment agreement with respect to the Spring Lease in favor of Purchaser’s lenders (the Subordination Agreement) in the standard form required by Purchaser’s lenders or as required pursuant to the Spring Lease, which is dated no more than thirty (30) days prior to the Closing, from the Tenant, and (iii) a “clean” estoppel certificate (i.e., not alleging any defaults by US Propco as the owner of the Property under the Declaration or other Condominium Documents or containing any information materially deviating from, or inconsistent with, the representations contained herein) as to payment of common charges and assessments under the Condominium Documents, which may be relied on by Purchaser and by the actual or prospective mortgagees or lenders to, accountants for and/or investors in, US Propco, substantially in the form attached hereto as Schedule 7 from the Board, which shall be dated no earlier than thirty (30) days from the Closing Date (the Condominium Estoppel) (Purchaser hereby acknowledging that since Sellers do not have sole control over the entities who are to execute the Tenant Estoppel, the Subordination Agreement and the Condominium Estoppel, Sellers shall have no liability if any such delivery is not made);

(ix)	(i) a waiver by Tenant of the Tenant ROFO, (ii) a waiver by the Verizon Units Owner of the Verizon ROFO and (iii) a waiver by the Board of the Transfer Restriction (Purchaser hereby acknowledging that since Sellers do not have sole control over the entities who are to execute such waivers, Sellers shall have no liability if any such delivery is not made, including if the waiver of the Verizon ROFO or the Transfer Restriction is not obtained because the Unit A Renovations and/or the Unit A2 Separation Work are not completed);

(x)	a set of the Plans and all inspection and test records and reports in Sellers’ possession; originals, to the extent available, otherwise copies, of all executed Construction Documents. Plans means all drawings, plans and specifications which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the construction of the Landlord's Work, including all amendments and modifications thereof made by approved (or deemed approved) Change Orders. Change Orders means any amendments or modifications to the Plans;

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(xi)	a “clean” estoppel certificate (i.e., not alleging any defaults or containing any information materially deviating from, or inconsistent with, the representations contained herein), which shall be dated no earlier than ten (10) Business Days from the Closing Date, in form to be provided by Purchaser to Sellers no later than thirty (30) days prior to the Closing, from each of the Architect and the general contractor under the General Contract (Purchaser hereby acknowledging that since Sellers do not have control over the entities who are to execute such estoppels, Sellers shall have no liability if any such delivery is not made). Architect means Adjmi & Andreoli; and

(xii)	any other document, instrument or affidavit that reasonably may be required by the Title Company or by Purchaser to carry out the terms of this Agreement.

(d)          At Closing (and as a condition to Sellers’ obligation to Close) the Purchaser shall:

(i)	make a payment to each Seller of its part of the Purchase Price, by wire transfer of federal funds pursuant to instructions to be delivered not later than three (3) Business Days prior to the Closing;

(ii)	fund or have funded the Company with sufficient funds to allow the Company to repay the full amount of the Shareholder Loans and provide to the Sellers evidence that the payments for the full repayment to each Seller of its part remaining outstanding under the Shareholder Loans has been made;

(iii)	execute and acknowledge the Transfer Tax Returns, in proper form for submission, if applicable;

(iv)	procure that an extraordinary shareholders’ meeting (or written shareholder’s resolution) is held (or entered into) and at which it is resolved to approve the accounts of the Company based on interim statements for the period up to the Closing Date, and acknowledge the resignation of the managers of the Company and, subject to Section 4(f) below, grant them provisional unconditional discharge (subject to the limits applicable under applicable law) for the performance of their duties as manager for the period up to the Closing Date; and

(e)          US Propco shall pay on the Closing Date all transfer taxes, if any, imposed upon the conveyance of the Shares hereunder (collectively, the Transfer Taxes) pursuant to Section 1402 of the New York State Tax Law and all fees and expenses incurred by Sellers in connection with the conveyance of the Shares, including, without limitation, the fees of Sellers’ legal counsel and Sellers agree to indemnify and hold Purchaser harmless from and against any and all claims for payment of or otherwise arising from any such Transfer Taxes, and any reasonable fees and expenses in connection therewith, required to be paid by Sellers. Purchaser shall pay the premiums payable in connection with obtaining the Policies and any lender’s policy of title insurance and fees associated with Purchaser’s lender, if applicable.

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(f)          As a condition to Sellers’ obligation to Close, the Purchaser, on behalf of itself and all of its affiliates (including, from and after the Closing, the Group Entities), at the Closing shall release and forever discharge the officers and directors of each of the Group Entities, and each of their respective former or future affiliates, heirs, successors and assigns, from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, whether already arisen, currently existing or arising in the future, both at law and in equity, arising out of or in connection with the performance of their duties as officers and directors through and including the Closing Date. At the first annual shareholders' meeting of the Company following the Closing Date, the Purchaser shall, to the extent required to ensure the legal effectiveness thereof, cause the full and unconditional release and discharge of the managers and directors of the Company for the performance of their duties through such date to be unconditionally confirmed. The provisions of this Section 4(f) shall survive the Closing.

5.           COVENANTS.

Sellers and the Group Entities covenant and agree that without first obtaining the prior written approval of Purchaser in its sole and absolute discretion, between the date hereof and the Closing Date (with no liability under any such covenant and agreement to survive the Closing):

(a)          Purchaser will have approval rights over any and all leases of the Property and Sellers and the Group Entities shall not cause or permit US Propco to amend, modify or extend, or grant any consent under or waiver of, the Spring Lease or enter into any new leases in respect of the Property or terminate or accept a surrender of any existing leases;

(b)          Purchaser, its agents, lenders and representatives at any time shall be entitled to enter the Property during reasonable business hours with reasonable prior notice (and subject to the rights of the Tenant) to perform inspections and tests of the Property. Purchaser shall deliver evidence of insurance coverage in favor of US Propco reasonably acceptable to US Propco prior to the commencement of the first such inspection. Upon advance notice to Seller, Purchaser, its agents and representatives shall be entitled to inspect, during regular business hours, or shall be provided with copies of upon request all books, records, tax records, Tax Returns, registers and other documents and agreements (collectively, Books and Records) in Seller’s or any Group Entity’s possession relating to the Property or any such Group Entity, which may be reasonably required by Purchaser;

(c)          Sellers and the Group Entities shall not, and shall cause the Company, Delco or US Propco not to, directly or indirectly, (i) offer to sell, solicit any offers to purchase or negotiate for the sale or disposal of, or sell, transfer or encumber, any Shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire any membership interests in the Company, or any other direct or indirect interests in the Property, the Company, Delco or US Propco, (ii) offer to sell, or solicit any offers to purchase or negotiate for the sale or disposal of, or sell, transfer or encumber, any of the assets of the Company, Delco or US Propco, including, but not limited to, the Property and the Spring Lease, or any interest therein, or (iii) enter into any contract to do any of the things described in clauses (i) or (ii) above;

(d)          no Group Entity may: (i) change its name, identity (including its trade name or names) or its corporate structure without notifying Purchaser of such change in writing at least thirty (30) days prior to the effective date of such change; (ii) issue any membership interests or other securities other than those that have been issued as of the date hereof; or (iii) make any distributions to the holders of its respective membership interests or other securities;

(e)          Sellers shall provide Purchaser with a copy of any notice of default received by US Propco with respect to any financing or lending arrangement for which the Property may act as collateral;

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(f)          not enter into, renew, modify or extend any contracts or other agreements to the extent the cost thereof would exceed $100,000.00 US Dollars per contract (or the cost of which in the aggregate would exceed the available Maximum Amount) which could bind Purchaser, any Group Entity or the Property after Closing, except to the extent specifically permitted under this Agreement or required by law or the Spring Lease or in order to complete the Unit A Renovations or Unit A2 Separation Work, as same are set forth in the Declaration, or unless terminable on thirty (30) days' notice (provided, however, that due to the claim (One York Claim) made by the owner of that certain building known as “One York" against US Propco, Sellers shall have the right to enter into contracts required for the carrying out of any work (One York Claim Work) necessary to comply with law, including any directive, judgment or order from a judge or agency, in connection with such, claim or to otherwise resolve such claim); in the event Sellers or any Group Entity enter into any renewal, modification or extension of any contract or other agreement, they shall provide Purchaser with a copy thereof as soon as reasonably possible after the execution thereof and shall attempt to provide Purchaser with a copy before the execution thereof;

(g)          not alter the Property or consent to such alteration to the extent the cost of any such alteration would exceed $100,000,00 US Dollars per alteration (or the cost of which in the aggregate would, exceed the available Maximum Amount), except to complete the Landlord’s Work (as Landlord’s Work is modified in accordance with the Spring Lease) or comply with law or the Spring Lease or the Declaration or carry out the One York Claim Work, and deliver the Property in substantially its present condition, usual wear and tear excepted, and subject to the foregoing rights to alter the Property; in the event Sellers or any Group Entity enter into or consent to any alteration to the Property, they shall provide Purchaser with copies of plans and specifications, and of all construction contracts and subcontracts, with respect to such alteration as soon as reasonably possible after entering into or consenting to any such alteration and shall attempt to provide Purchaser with a copy before entering into or consenting to any such alteration;

(h)          continue construction of the Landlord’s Work (as Landlord’s Work may be modified in accordance with the Spring Lease) with diligence and continuity in a good and workmanlike manner in accordance with the Plans; permit Purchaser and its representatives and consultants (after providing evidence of insurance reasonably acceptable to Sellers) to enter upon the Property, at reasonable times and upon reasonable notice, to inspect the Landlord’s Work and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site and cooperate and use reasonable efforts to cause the general contractor under the General Contract and subcontractors under all Major Subcontracts to cooperate with the Purchaser to determine the status of such construction, including, without limitation, permitting the Purchaser and its representatives to attend construction meetings;

(i)          perform all of US Propco's material obligations under the Construction Documents, the Spring Lease and the Condominium Documents with respect to the Landlord’s Work and comply with all Licenses pertaining to the construction of the Landlord’s Work;

(j)          not make or permit any modification to or termination of any of the Construction Documents costing in excess of $100,000.00 US Dollars per alteration (or the cost of which in the aggregate would exceed the available Maximum Amount), except as required by the Spring Lease or applicable law or with regard to the One York Claim Work; in the event Sellers or any Group Entity enter into any modification to or termination of any of the Construction Documents, they shall provide Purchaser with a copy thereof as soon as reasonably possible after the entering into thereof and shall attempt to provide Purchaser with a copy before the entering into thereof;

(k)          not permit the performance of any work pursuant to any Change Order costing more than $100,000.00 US Dollars per Change Order (or the cost of which in the aggregate would exceed the available Maximum Amount), except as required by applicable law or the Spring Lease or with regard to the One York Claim Work; in the event Sellers or any Group Entity enter into any Change Order, they shall provide Purchaser with, a copy thereof as soon as reasonably possible after the entering into thereof and shall attempt to provide Purchaser with a copy before the entering into thereof;

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(l)           not permit, except if obligated by law, any further Encumbrance to affect the Shares, the Membership Interests or the Delco Stock or any encumbrance on the Property that would prevent Title Company from issuing the Title Policy insuring that US Propco has good and marketable title to the Property;

(m)          Sellers will, and shall cause US Propco to, cooperate with Purchaser with respect to obtaining an assignment of the Senior Loan without the imposition of a fee by the lender thereunder (and in no event shall such cooperation require Sellers to incur any sums, including the payment of any sums to such lender or its legal counsel, with any such sums to be paid by Purchaser);

(n)          prepare and file (or cause Delco to prepare and file) all Tax Returns relating to Delco and the Company for all tax periods relating to Delco and the Company that end on or before the Closing Date, and shall pay or cause to be paid all Taxes (as defined below) shown due thereon; provide Purchaser with copies of each such Tax Return at least ten (10) days prior to each such Tax Return’s due date (or the date of filing, if earlier) and permit Purchaser to review and comment on each such Tax Return; provided, however, that the federal, state and local corporate income Tax Returns for 2012 shall be filed before the Closing Date; and

(o)          Purchaser and Sellers agree that, in the case of any taxable period that includes (but does not end on) the Closing Date (a Straddle Period), the amount of Taxes based on or measured by income or receipts of the Company, Delco and Propco, as the case may be, for such Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company, Delco and US Propco for such Straddle Period shall be deemed to be the amount of Tax determined as if the Straddle Period was a complete taxable year, multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. The amount of income Taxes due for such Straddle Period shall be computed using the applicable federal, New York State and New York City corporate income tax rates. Taxes means any and all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax (together with all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

Purchaser hereby covenants as follows:

(a)          From and after the Closing Date, Purchaser shall cause each of the Group Entities to indemnify, defend and hold harmless, to the fullest extent permitted under applicable law and the respective Group Entity's bylaws, the individuals who on or prior to the Closing Date were directors, officers or employees of such respective Group Entity (collectively, the D&O Indemnitees) with respect to all acts or omissions by them in their capacities as such or taken at the request of such respective Group Entity at any time prior to the Closing Date. Purchaser agrees that all rights of the D&O Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date pursuant to any organizational document, bylaw, indemnification agreement or other arrangement of such Group Entity shall survive the Closing Date and shall continue in full force and effect in accordance with their terms, and otherwise to the fullest extent permitted by law. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the D&O indemnitees, unless such modification is required by law. In addition, Purchaser shall cause each Group Entity to advance and pay any expenses of any D&O Indemnitee under this paragraph as incurred to the fullest extent permitted under law.

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6.           REPRESENTATIONS.

Each Seller severally represents and warrants to the Purchaser, as of the date hereof and the Closing Date (with no liability under any such representation or warranty to survive the Closing, except as set forth in Section 6(f)), that to its knowledge:

(a)          it is either an individual having full legal capacity to enter into a contract or is duly organized and validly existing under the laws of its country of incorporation;

(b)          it has the power to execute and deliver this Agreement, any power of attorney granted or to be granted to Alessandro Cajrati Crivelli (the Attorney in Fact) in relation to the negotiation and execution of this Agreement (the Sellers’ POAs) and each of the documents to be entered into on or before Closing (the Sellers’ Closing Documents) and to perform its obligations under each of them and has taken or, in the case of the Sellers’ Closing Documents, will at the time of execution have taken all action necessary to authorize such execution and delivery and the performance of such obligations;

(c)          this Agreement and the Sellers’ POAs constitute, and the Sellers' Closing Documents will, when executed, constitute legal, valid and binding obligations of each Seller in accordance with their respective terms;

(d)          the Sellers’ POAs are not revoked on the date of signature of this Agreement and the execution and delivery by the Attorney in Fact of this Agreement is, and any Sellers' Closing Documents will at the time of execution be, authorized under the Sellers’ POAs;

(e)          the execution and delivery by the Sellers of this Agreement, the Sellers’ POAs and the Sellers' Closing Documents and the performance of the obligations of the Sellers thereunder and each of them do not and will not conflict with or constitute a default under any provision of; (i) the constitutional documents of the Sellers (to the extent applicable); (ii) any agreement or instrument to which each Seller is a party or by which each Seller is bound and which is material in the context of the transactions contemplated hereby (assuming the waivers described in Section 4(c)(ix) from the Verizon Units Owner, the Board and Tenant are obtained); or (iii) any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which each Seller is bound;

(f)          all authorizations from, and notices or filings with, any governmental or other authority that are necessary to enable each Seller to execute, deliver and perform its obligations under this Agreement and the Sellers’ Closing Documents have been obtained, or made (as the case may be) and are in full force and effect and all conditions of each such authorization have been complied with, and the Company’s share register is up to date and has been correctly maintained throughout the existence of the Company (with the foregoing representation regarding the Company’s share register to survive the Closing);

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(g)          all of the Shares set forth next to each Seller on Schedule 1 attached hereto are fully and exclusively owned by such Seller free and clear of all Encumbrances and, upon the consummation of the transactions contemplated hereby, the full ownership of the Shares shall be transferred to the Purchaser and the Shares shall be assigned and delivered to Purchaser free and clear of all Encumbrances. Encumbrance means any mortgage, liabilities, obligations, restrictions on transfer, claims, encumbrances, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, any options, warrants, pre-emption rights, rights of first offer and rights of first refusal, and any equity or interest of any third party of any nature (excluding, with regard to each of the foregoing, any statutory rights). The Shares constitute one hundred percent (100%) of the issued and outstanding registered shares of the Company, which represent all of the registered shares of the Company. The Company owns (both legally and beneficially) one hundred percent (100%) of, and has good and valid title to, free and clear of any Encumbrances, the issued and outstanding shares of common stock of Delco, which constitutes all of the capital stock of Delco. Delco owns (both legally and beneficially) one hundred percent (100%) of, and has good and valid title to, free and clear of any Encumbrances, other than any security interest granted in connection with the Mezzanine Loan, the issued and outstanding membership interests of US Propco, which constitutes all of the membership interests of US Propco;

(h)          each Group Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. US Propco is authorized to do business in New York and has all requisite power to lease and operate the Property and to carry on its business as currently conducted;

(i)           there are no outstanding agreements or commitments, oral or written, options, warrants, calls or other rights of any kind to purchase or acquire the Shares, Delco Stock or Membership Interests;

(j)           the Company does not (x) conduct any business, (y) have any liabilities and is not a party to any contract (other than the Shareholder Loans) or (z) own any assets, other than its ownership of the Delco Stock. Delco does not (1) conduct any business, (2) have any liabilities (other than the Mezzanine Loan) and is not a party to any contract or (3) own any assets, other than its ownership of the Membership Interest;

(k)          except for the matters set forth on Schedule 8, there is no action, suit, litigation, hearing, claim, investigation or proceeding (Proceeding) pending against the Property or any Group Entity, or, to Sellers’ knowledge, threatened in writing with respect to the any Group Entity or all or any portion of the Property. There is no outstanding order, judgment, writ, award, ruling, charge, injunction or decree of any court or governmental agency against or naming any Group Entity or the Property;

(l)          other than as set forth on Schedule 9, there are no intercompany debts, accounts payable, advances or liabilities of any kind between the Group Entities, and between any Group Entity and any Seller, or any of Sellers’ affiliates;

(m)         the Company has never engaged in a trade or business in the United States, as defined in Section 864 of the Internal Revenue Code of 1986, as amended (the Code), and has never had “effectively connected income" with a United States trade or business, as defined in Section 864 of the Code. As of Closing, the Company has not filed any United States Tax Returns (as defined below) and has never been required to file such returns. The Company has maintained an office or place of business only in Luxembourg and has not engaged in a trade or business in any other location. The Company has filed any return, declaration, report, election, claim for refund or information return or other statement of form relating to, filed or required to be filed with any tax authority (Tax Returns) required under the laws of Luxembourg and in any other jurisdiction where the Company has been required to file such Tax Return and has made all payments required thereunder. There are no proceedings now occurring or threatened against the Company by any tax authority in Luxembourg or in any jurisdiction outside the United States;

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(n)          Delco and US Propco have filed all required Tax Returns, including but not limited to Tax Returns required under Section 1441 or 1445 of the Code, that are or were required to be filed for the applicable tax periods prior to the date hereof, and have paid all Taxes due thereon and no waiver or extension is in effect with respect to the filing of any such Tax Return or the payment of any Tax by the Company, Delco and Propco, and such Tax Returns are true, correct, and complete in all material respects and, to the best of Sellers’ knowledge, none of the Company, Delco or Propco or the Sellers have received any written notice on or prior to the date hereof of any pending adjustment relating to such Tax Returns. The Tax Returns of Delco for the years 2010 and 2011, copies of which have been previously delivered to Purchaser,, are true, correct and complete, No federal, state or local tax authority has asserted any Tax deficiency or lien against the Company that has not been paid which may be expected to result in a Tax deficiency or lien, except for liens for property Taxes not yet due and payable, and there is no pending audit or inquiry from any federal, state or local tax authority with respect to the Company or Delco which may be expected to result in a material Tax deficiency or lien;

(o)          there are no leases, licenses or occupancy affecting, encumbering or conferring any rights or estate in the Property other than the Spring Lease, true, correct and complete copies of which have been delivered to the Purchaser. The Spring Lease is in full force and effect in accordance with its terms and has not been modified, amended, renewed or extended. No broker, finder or other party is entitled to a commission or any other compensation which is unpaid with respect to the Spring Lease;

(p)          attached hereto as Schedule 10 is a true, correct and complete list of the contracts, agreements or warranties providing for the design, development, engineering, construction, provisioning, equipping, furnishing, repair and service of the Landlord's Work (collectively, Construction Documents) which currently affect the Property. Sellers have delivered to Purchaser true and complete copies of all Construction Documents, all of which are in full force and effect. To Sellers’ knowledge, there is no outstanding and uncured claim of default made under any of the Construction Documents prior to the date hereof on the part of any party thereto;

(q)          the cost of the Unit A Renovations and the Unit A2 Separation Work are included in the Group Entities Liabilities in Schedule 4 hereto, and “Landlords Work Cost” (as defined in the Spring Lease), along with cost of the Unit A Renovations and the Unit A2 Separation Work, as of the date hereof is in the aggregate amount of $26,227,000.00 US Dollars, as set forth on Schedule 11;

(r)          (x) the Plans have been approved by all applicable Governmental Authorities and, to the extent required, the Board, and any necessary consents under or waivers of the Condominium Documents with regard to the Plans have been obtained, (y) the General Contract and all Major Subcontracts are in effect and provide for the construction of the Landlord’s Work and (z) the parties to the Spring Lease have not entered into any agreement with respect to whether any “Tenant Delays” (as defined in the Spring Lease) currently exist. General Contract means that certain Agreement between US Propco, as owner, and Foundations Group, Inc., as contractor, dated June 7, 2012 (together with all riders, addenda and other instruments referred to therein as “contract documents”), as the same may be modified, supplemented or amended in accordance with this Agreement. Major Subcontract means any one or more contracts or work orders either related to the construction of the Landlord’s Work with the same contractor or supplier aggregating $10,000.00 US Dollar's or more;

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(s)          no consent, approval or action of, filing with or notice to the Board or the owner of the Verizon Units (the Verizon Units Owner) on the part of US Propco or the Sellers is required in connection with the execution, delivery and performance of this Agreement or any other documents required to be delivered by the Sellers under this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as set forth in Section 7 of Exhibit H of the Declaration (the Transfer Restriction) and accordingly such Transfer Restriction must be waived or the Unit A Renovations must be Substantially Completed (as such terms are defined in the Declaration) (Purchaser hereby acknowledging and agreeing that the Unit A Renovations and Unit A2 Separation Work are not anticipated to be Substantially Completed by the Closing and Sellers, and that since Sellers do not have sole control over the entity to execute such waiver of the Transfer Restriction, Sellers shall have no liability if such waiver is not obtained, including if such waiver is not obtained because the Unit A Renovations and Unit A2 Separation Work are not Substantially Completed by the Closing), (ii) notice of any sale must be provided to the other unit owners in the Condominium and the Board within five (5) “Business Days” (as defined in the Declaration) after any such sale, and (iii) for the Tenant ROFO and the Verizon ROFO (as such terms are defined below);

(t)          the “Common Charges” and “Unit Expenses” (as such terms are defined in the Declaration) with respect to the Property for the fiscal year of 2012-2013 average approximately $20,000 US Dollars per month for Common Charges and Unit Expenses are comprised of property taxes, annual insurance premiums of approximately $35,000 and submetered electric (after the submeters are installed), and Sellers are current in payment of such sums; there are no Condominium assessments against the Property now pending or, to Sellers’ knowledge, contemplated for the future (Purchaser hereby acknowledging that approximately $400,000 of the $750,000 reserve is being applied to repair and restore the common area portion of the roof);

(u)          attached hereto as Schedule 12 is a true, correct and complete list of all certificates, permits, building permits, licenses and authorizations from any Governmental Authority having jurisdiction over the Property which permit the lawful use, operation, development and construction thereof and of the Condominium, including all Licenses necessary for the construction of the Landlord’s Work (the Licenses), in effect as of the date hereof;

(v)          no person or entity has, and none of the Sellers or the Group Entities have granted or entered into, any rights of first offer to purchase, rights of first refusal to purchase, or purchase options with respect to the Property or to purchase the Shares, the Property or any share or other capital security of any of the Group Entities, or any part thereof, directly or indirectly, except for (i) the Tenant pursuant to Article 11 of the Spring Lease (the Tenant ROFO), and (ii) the Verizon Units Owner pursuant to Section 4 of Exhibit H of the Declaration (the Verizon ROFO);

(w)          Sellers have delivered to Purchaser true, correct and complete copies of the Condominium Documents. Condominium Documents means (i) any “no-action letter” issued by the New York State Department of Law in lieu of filing an Offering Plan for the Condominium; (ii) the Declaration (including all amendments thereof); and (iii) the Condominium’s by-laws and rules and regulations. The Condominium Documents are in full force and effect and there is no outstanding and uncured claim of default made thereunder on the part of any party thereto;

(x)          US Propco has paid the “Backup Generator Payment” (and has not received any reimbursement of such amount) and the “Increased Cost” to the Verizon Units Owner and the Verizon Units Owner has completed the Verizon Separation Work (as all such terms are defined in the Declaration); and

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(y)          Sellers have no knowledge of (i) the presence of airy Hazardous Substances at, on, under and/or affecting the Property in violation of any Environmental Laws or (ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property that are required to be reported by Environmental Laws or are in violation of Environmental Laws; and Seller has received no written notice from the authorities of any failure to comply with all applicable Environmental Laws relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances in connection with the construction on, or operation and use of, the Property. Hazardous Substances shall mean (i) any “hazardous substance” or “hazardous waste” or “hazardous chemical” defined as such in (or for the purpose of) any Environmental Law; (ii) any other substance that is currently subject to any other applicable Environmental Laws, including, without limitation, PCBs, asbestos and asbestos containing materials. Environmental Laws shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, as amended or supplemented from time to time, including, without limitation, applicable judicial or administrative orders, consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources, and any federal, state or local transfer of ownership notification or approval statutes.

The representations and warranties of Sellers set forth in Section 6(f) as restated as of the Closing shall survive the Closing indefinitely. The prevailing party in any litigation arising from a claim under this paragraph shall be entitled to reimbursement for all reasonable legal fees and expenses in connection therewith.

7.          NOTICES.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed by overnight express mail (whether through the U.S. Postal Service, Federal Express or similar courier), or (ii) hand delivered, and addressed as follows:

(a)	To the Sellers: c/o Funaro & Co. 350 Fifth Avenue, 41st Floor New York, NY 10118 Attention: Luigi Perin

Copy to:	Robert Epstein, Esq. c/o Newman Ferrara LLP 1250 Broadway, 27th Floor New York, NY 10001

(b)	To the Purchaser: c/o Thor Equities, LLC 25 West 39th Street New York, New York 10018 Attention: Joseph J. Sitt and Cory Elbaum

Copy to:	Morris Missry, Esq.
c/o Wachtel Masyr & Missry LLP
885 Second Avenue
New York, New York 10017

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All notices, requests, demands and other communications hereunder shall be effective if mailed, as set forth above, one (1) Business Day after deposit with the United States Post Office or other overnight courier, or if hand delivered, as set forth above, when delivered. Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in Luxembourg and New York City for normal business. Either Party by notice in writing mailed to the other as hereunder provided may change the address to which future notices, requests, demands and other communications hereunder to such Party shall be mailed.

8.           ATTORNEY IN FACT.

In furtherance of the authority granted to the Attorney in Fact under the Sellers’ POAs, each Seller hereby irrevocably appoints, designates and authorizes the Attorney in Fact to take such action on its behalf under the provisions of this Agreement, the Sellers' Closing Documents and each other ancillary document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Sellers' Closing Documents or any other ancillary document, together with such powers as are reasonably incidental thereto, and to act as his, her or its agent and attorney-in-fact, with authority to execute all instruments as if signed by such Seller, with respect to all matters arising under this Agreement, the Sellers' Closing Documents or any other ancillary document, including, without limitation, the following:

(a)          selling such Seller’s Shares to Purchaser in accordance with the terms of this Agreement, the Sellers' Closing Documents and the other ancillary documents;

(b)          delivering to Purchaser the shareholders’ register of the Company representing such Seller’s Shares;

(c)          receiving notices pursuant to this Agreement, the Sellers' Closing Documents and any other ancillary document; and

(d)          taking all other actions relating to the rights and obligations of the Sellers under the Sellers' Closing Documents that the Attorney in Fact, in his sole discretion, deems appropriate.

All actions taken by the Attorney in Fact thereunder shall be conclusive and binding upon all of such Sellers and their successors as if expressly confirmed and ratified in writing by each of them and no Seller shall have the right to object, dissent, and protest or otherwise contest the same. The foregoing agency and power of attorney with respect to each Seller shall become effective upon execution of this Agreement, is irrevocable and shall remain in full force and effect thereafter.

9.           MISCELLANEOUS.

(a)          Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor, assign, heir and legal representative of the Sellers and Purchaser. No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.

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(b)          Assignments. None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of Seller Representative and Purchaser. Notwithstanding the foregoing, Purchaser may assign this Agreement or its rights hereunder, in whole or in part, directly or indirectly, without Seller's consent, provided that Joseph J. Sitt, or trusts for the benefit of Joseph J. Sitt or his family, continues to own, directly or indirectly, no less than a 10% direct or indirect interest in Purchaser or in any such assignee. The term “Purchaser” shall be deemed to include the assignee under any such effective assignment (and, for avoidance of doubt, the assignor shall not be released by any such assignment).

(c)          Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of the Grand Duchy of Luxembourg. Any dispute arising in connection with this Agreement shall be submitted to the competent courts of the district of Luxembourg, Grand Duchy of Luxembourg. The Parties hereby agree and consent that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Parties by registered or certified mail (or its equivalent) to or by personal service at the last known address of the Parties, whether such address be within or without the jurisdiction of any such court. The provisions of this Section 9(c) shall survive the Closing Date or the termination hereof.

(d)          Further Assurances. On or after the Closing each Party shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the other Party may from time to time reasonably require in order to vest any of the Shares in the Purchaser or as otherwise may be necessary to give full effect to and for carrying out the intentions or facilitating the consummation of this Agreement or for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Shares. The provisions of this paragraph shall survive the Closing.

(e)          Broker. Sellers and Purchaser represent and warrant to each other that neither Sellers nor Purchaser knows of any broker who has claimed or may have the right to claim a commission in connection with this transaction. Sellers and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this clause. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

(f)          Standstill. From the date hereof until the Closing or earlier termination of this Agreement in accordance herewith:

(i)	Sellers shall not, directly or indirectly, (x) offer to sell, or solicit any offers to purchase or negotiate for the sale or disposal of any Shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire any membership interests in the Company, or any other direct or indirect interests in the Property, the Company, Delco or US Propco, or (y) enter into any contract to do any of the things described in clause (x) above; and

(ii)	Sellers shall not, and shall cause the Company, Delco or US Propco not to, directly or indirectly, (x) offer to sell, or solicit any offers to purchase or negotiate for the sale or disposal of any of the assets of the Company, Delco or US Propco, including, but not limited to, its interests in the Property and the Spring Lease, or (y) enter into any contract to do any of the things described in clause (x) above.

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(g)          Severability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

(h)          Waiver.  No waiver of the provisions hereof shall be effective unless in writing and signed by the Party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

(i)          Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the Parties or affect any of the provisions of this Agreement.

(j)           Integration. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement constitute all the representations, warranties, covenants and agreements of the Parties hereto and upon which the Parties have relied.

(k)          Amendments. Except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the Party to be charged therewith.

(l)          Counterparts. This Agreement may be executed in any number of counterparts and by each Party on separate counterparts. Each counterpart is an original, but all counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by e-mail (pdf) or fax shall be as effective as delivery of a manually executed counterpart of this Agreement.

(m)        Survival. Except as specifically and expressly set forth herein, in no event shall any representations, warranties or covenants herein survive the Closing.

(n)        Remedies. In case the Sale and Purchase is not consummated due to a willful default of any of the Sellers of any obligations (including a willful default under a representation) under this Agreement, the Purchaser is entitled to, at Purchaser’s option, (i) seek specific performance against the Sellers or (ii) pursue any other remedy available at law or in equity. In the event of any non-willful Seller default (including a non-willfuf breach of a representation) or the failure of a condition precedent, Purchaser’s remedies shall be limited to the termination of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day, month and year first above written.

[SIGNATURES TO FOLLOW]

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SELLERS

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for GREENCAGE S.A., Société de Titrisation, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for KENSINGTON SQUARE HOLDING S.A., Société de Titrisation, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for SCLAREA FOUR S.A., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for HAWKSFORD TRUSTEES JERSEY LTD as Trustee of the Dog Trust, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for HUERTAS GROUP LTD., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for AREPO FIDUCIARA S.R.L., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for TIZIANI CAPITAL LIMITED, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for OMNIAFIN S.P.A., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for SIMON FIDUCIARA S.P.A., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivèlli, as attorney-in-fact for KRUIDO S.A., pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for UDOLL MANAGEMENT LIMITED, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for ANTONIO TAZARTES, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for MARIA BARTON, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Carati Crivelli, as attorney-in-fact for MARCO GOBBETTI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for LUISA CAJRATI CRIVELLI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for AMEDEO CLAVARINO, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for RICCARDO CAJRATI CRIVELLI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for GIORGIO CAJRATI CRIVELLI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for UBERTO CAJRATI CRIVELLI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for PAOLO CARDANO, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for GIOVANNI DI VINCENZO, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for ANDREA A. ZAMBON, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for ROBERTO MANGIAVACCHI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for ANTONIO BELLONI, pursuant to Power of Attorney, dated March 4, 2013

SIGNED by:	/s/ Alessandro Cajrati Crivelli

Alessandro Cajrati Crivelli, as attorney-in-fact for ICS SECURITIES S.A R.L., Société de Titrisation, pursuant to Power of Attorney, dated March 4, 2013

/s/ Alessandro Cajrati Crivelli
ALESSANDRO CAJRATI CRIVELLI, individually

PURCHASER

THOR 50 VARICK-LLC, a Delaware limited liability company

By:	/s/ DSFT Holdings LLC, its sole member

By:	/s/ Morris Missry
Name: Morris Missry
Title: Manager

/s/ Alessandro Cajrati Crivelli
ALESSANDRO CAJRATI CRIVELLI, individually

PURCHASER

THOR 50 VARICK LLC, a Delaware limited liability company
By: DSFT Holdings LLC, its sole member

By:	/s/ Morris Missry
Name: Morris Missry
Title: Manager

Schedule 1

SHAREHOLDERS, SHAREHOLDER LOANS, TRANSFER PRICES

Name of Shareholder	Shareholding	Shareholder Loans in US Dollars	Transfer Price in US Dollars
GREENCAGE S.A., Société de Titrisation	1,150 shares	1,980,139.14	3,023,320.97
KENSINGTON SQUARE HOLDING S.A., Société de Titrisation	250 shares	430,465.06	551,850.28
SCLAREA FOUR S.A.	200 shares	344,372.00	441,480.22
HAWKSFORD TRUSTEES JERSEY LTD as Trustee of the Dog Trust	250 shares	430,465.00	551,850.28
HUERTAS GROUP LTD.	250 shares	430,465.00	551,850.28
AREPO FIDUCIARA S.R.L.	150 shares	258,279.00	331,110.17
TIZIANI CAPITAL LIMITED	50 shares	86,093.00	110,370.05
OMNIAFIN S.P.A.	300 shares	516,558.11	662,220.34
SIMON FIDUCIARA S.P.A.	200 shares	344,372.06	441,480.22
KRUIDO S.A.	200 shares	344,372.06	441,480.22
UDOLL MANAGEMENT LIMITED	100 shares	172,158.99	220,740.12
ALESSANDRO CAJRATI CRIVELLI	2,549 shares	4,388,997.51	11,460,587.07
ANTONIO TAZARTES	250 shares	430,465.07	551,850.28
MARIA BARTON	100 shares	172,186.06	220,740.12
MARCO GOBBETTI	500 shares	860,930.14	1,103,700.56
LUISA CAJRATI CRIVELLI	300 shares	516,558.08	662,220.34
AMEDEO CLAVARINO	300 shares	516,558.17	662,220.34

RICCARDO CAJRATI CRIVELLI	1,300 shares	2,238,418.37	2,869,621.45
GIORGIO CAJRATI CRIVELLI	300 shares	516,526.08	662,220.33
UBERTO CAJRATI CRIVELLI	300 shares	516,558.08	662,220.33
PAOLO CARDANO	134 shares	230,729.28	295,791.75
GIOVANNI DI VINCENZO	266 shares	458,014.83	587,168.70
ANDREA A. ZAMBON	150 shares	258,279.04	331,110.16
ROBERTO MANGIAVACCHI	150 shares	258,279.04	331,110.16
ANTONIO BELLONI	300 shares	516,558,08	662,220.33
ICS SECURITIES S.A R.L. Société de Titrisation	1 share	1,721.85	1,313,340.97
TOTAL	10,000	17,218,519.12	29,703,876.00

Schedule 2

CORPORATE STRUCTURE

Schedule 3

THE PROPERTY

THE CONDOMINIUM UNIT(S) (hereinafter referred to as the "Unit(s)") in the building (hereinafter referred to as the "Building") known as 50 Varick Condominium and by the Street Number 34-50 Varick Street a/k/a 6 St. Johns Lane, County of New York, State of New York, said Units being designated and described as Unit(s) A and A2 in a Declaration dated as of 2/16/10 made by Verizon New York Inc., pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the "Condominium Act”) establishing a Plan for condominium ownership of the Building and the Land (hereinafter referred to as the "land") upon which the building is situate (which land is more particularly described in Exhibit A annexed hereto and by this reference made a part hereof), which Declaration was recorded in the New York County Register's Office on 3/12/10, as CRFN 2010000086079, and has been amended by First Amendment to Declaration dated 7/26/11 and recorded 3/6/12 as CRFN 2012000086110 and by Second Amendment to Declaration dated 6/20/12 and recorded 10/24/12 as CRFN 2012000422214 (which Declaration and Amendments thereto are hereinafter collectively referred to as the "Declaration"). These Units are also designated as Tax Lot 1301 and 1307 in Block 212 of the County of New York on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L, Gross, Architect, on 3/9/10 and filed with the Real Property Assessment Department on 3/9/10 as Condominium Plan No. 2153 and also filed in the New York County Register’s Office on 3/12/10 as Condominium Map No. CRFN 2010000086080, as amended on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L. Gross, Architect, on 2/22/12 and filed with the Real Property Assessment Department on 2/22/12 as Condominium Plan No. 2153-A and also filed in the New York County Register’s Office on 3/6/12 as Condominium Map No. CRFN 2012000086111, as amended on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L. Gross, Architect, on 9/19/12 and filed with the Real Property Assessment Department on 9/19/12 as Condominium Plan No. 2153-B and also filed in the New York County Register’s Office on 10/24/12 as Condominium Map No. CRFN 2012000422215.

TOGETHER with an undivided 50.804855% (Unit A) and an undivided 1.048837% (Unit A2) interest in the Common Elements (as such term is defined in the Declaration).

TOGETHER with and SUBJECT to the rights, obligations, easements, restrictions and other provisions set forth in the Declaration, Floor plans and the By-Laws of 50 Varick Condominium, as the same may be amended from time to time (herein after referred to as the "By-Laws"), all of which shall constitute covenants running with the Land and shall bind any person having at any time any interest or estate in the Unit, as though recited and stipulated at length herein.

The land on which the building and unit is located is situated in the County of New York and State of New York and is more fully described in the Declaration of Condominium recorded in the New York County Register’s Office on 3/12/10, as CRFN 2010000086079, as amended.

Schedule 4

VARICK STUDIOS INC. & SUBSIDIARY

SCHEDULE OF PROJECTED LIABILITIES AND SPECIFIED ASSETS

With updated Mezzanine Loan Interest on April 8, 2012

PROJECTED LIABILITIES	Through 6/28/2013	Post 6/28/2013

Construction Hard and Soft Costs (provided by Gardiner)
Professional fees (engineers, architects)	$240,416	$197,990
Total Cost Construction	$11,847,571	$5,077,531
Filing Fees	$25,973	$21,389

Total Construction Hard and Soft Costs	$12,113,960	$5,296,910

Additional Estimated Liabilities
Loans Payable Bank (Mediocradito) + Thor	$18,249,525
Mediocredito Italiano - Loan Interest	$554,900
Mediocredito Italiano - Prepayment Penalty	$156,000
Thor - Mezzanine Interest	$87,778	79/360 days @8%
Due to Varick Sarl (converted into capital) as of 3.31.2013)	$-
Legal, Audit and other professional fees	$350,000
Est4te Four Capital LLC, 1st invoice	$262,500
Est4te Four Capital LLC, 2nd invoice	$259,750
CG Varick LLC (Colonnade Group)	$500,000
Other	$250,000

Total Additional Estimated Liabilities	$20,670,453

TOTAL PROJECTED LIABILITIES	$32,784,413	$5,296,910	$38,081,323
	Through 6/28/2013	Post 6/28/2013	GRAND TOTAL
PROJECTED SPECIFIED ASSETS
Cash	$750,000
Security Deposit	$350,329	Escrow deposit held by Goulston & Storrs
Other receivable	$152,870	Verizon (construction cost and insurance)
TOTAL PROJECTED SPECIFIED ASSETS	$1,253,199

GROSS SALES PRICE	$83,750,000

Less:
Luxemboug Sarl shareholders’ loans	$(17,218,000)
PROJECTED LIABILITIES (GRAND TOTAL above)	$(38,081,323)

Plus:
PROJECTED SPECIFIED ASSETS (above)	$1,253,199

PROJECTED NET SALES PRICE (CASH DUE AT CLOSING)	$29,703,876

Schedule 5

NOTIFICATION OF SHARE TRANSFER

Varick Investments S.à r.l.

Attn.: Board of Managers

19-21, boulevard du Prince Henri

L-1724 Luxembourg

Re :	Notification of transfer of shares in the share capital of Varick Investments S.à r.l. (the Company)

Dear Sirs,

We hereby notify you that:

GREENCAGE SA., Société de Titrisation
19-21 Boulevard du Prince Henri, L-1724 Luxembourg

KENSINGTON SQUARE HOLDING S.A., Société de Titrisation
1, Rue Nicolas Simmer, L-2538 Luxembourg

SCLAREA FOUR S.A.
1, Boulevard de la Foire, L-l528 Luxembourg

HAWKSFORD TRUSTEES JERSEY LTD as Trustee of the Dog Trust
15, Esplanade, JE11RB St Hellier, Jersey

HUERTAS GROUP LTD.
Morgan and Morgan Building, P.O. Box 958 Pasea Estate,
Road Town, Tortola BVI

AREPO FIDUCIARA S.R.L.
49, Corso Italia, I-20122 Milan, Italy

TIZIANI CAPITAL LIMITED
Pasea Estate, PO Box 958 Road Town, Tortola, BVI

OMNIAFIN S.P. A.
Via Giuseppe Pozzonen, 5, Milan, Italy

SIMON FIDUCIARA S.P.A.
10, Via del Carmine, I-10122 Turin, Italy

KRUIDO SA.
50 Avenue de la Praille, 1211 Geneva 26, Switzerland

UDOLL MANAGEMENT LIMITED
Vanterpool Plaza. Vickhams Cay 1, P.O. Box 873,
Road Town, Tortola, BVI

ANTONIO TAZARTES
61, Corso Sempione, I-20149 Milano, Italy

MARIA BARTON
142, Via Tepice, I-10025 Pino Torinese, Italy

MARCO GOBBETTI
5, Via Ramazzini, I-20129 Milano

LUISA CAJRATI CRIVELLI
1, Via Stampa, I-20123 Milan, Italy

AMEDEO CLAVARINO
15, Egerton Gardens, Flat5, GB-SW32BW, London, UK

RICCARDO CAJRATI CRIVELLI
50 Via San Marco, 20121 Milano, Italy

GIORGIO CAJRATI CRIVELLI
36, Via Stendhal 36,I-20144 Milan, Italy

UBERTO CAJRATI CRIVELLI
7, Via Vittor Pisani 7, I-20124, Milan, Italy

PAOLO CARDANO
12, Corso di Porta Ticinese, I-20123 Milan, Italy

GIOVANNI DI VINCENZO
20, Via Chiappinello, I-65015 Montesilvano, Italy

ANDREA A. ZAMBON
54, Corso Venezia, I-20121 Milan, Italy

ROBERTO MANG1AVACCHI
16, Via Cappuccio, I-20123 Milan, Italy

ANTONIO BELLONI
4, Avenue Raymond Pointcare, F-75000 Paris, France

ICS SECURITIES S.A R.L, Société de Titrisation
50, Route d'Esch, L-1470 Luxembourg

All being represented by ALESSANDRO CAJRATI CRIVELLI, resident at 419 Saint Cloud, Los Angeles, CA 9007730 (US), on the basis of powers of attorney executed under private seal, together with ALESSANDRO CAJRATI CRIVELLI, pre-named, acting in his own capacity, referred to as the Transferors,

hereby confirm the transfer to	[Add details of Delaware limited liability company]

(the Transferee)

of the aggregate number of

ten thousand (10,000) shares with nominal value of EUR 1,25 each and representing the entire share capital (the Shares) of the Company

with effective date on [          , 2013] [Please complete] (the Transfer Date).

The Transferors and the Transferee hereby notify the Company of the transfer in accordance with Article 190 of the Luxembourg Company Law and Article 1690 of the Luxembourg Civil Code and give full power to any manager of the Company each acting individually, to sign on their behalf all documents, certificates, declarations and recording in the shareholders’ register of the Company to effect this transfer, to file any notice of transfer with the Luxembourg Register of Commerce and Companies and to publish such notice in the Luxembourg official gazette.

REMAINDER OF THIS PAGE LEFT DELIBERATELY BLANK

SIGNATORIES

Signed on [•] please complete], in twenty eight (28) originals, one (1) original being sent to the Company by the Transferee.

SIGNED by:	)
For and on. behalf of	)
GREENCAGE S.A., Société de Titrisation, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
KENSINGTON SQUARE HOLDING S.A., Société de Titrisation, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
SCLAREA FOUR. S.A., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
HAWKSFORD TRUSTEES JERSEY LTD as Trustee of the Dog Trust, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
HUERTAS GROUP LTD., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
AREPO FIDUCIARA S.R.L., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
T1ZIANI CAPITAL LIMITED, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
OMNIAFIN S.P.A., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
SIMON FIDUCIARA S.P.A., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
KRUIDO S.A., acting as Seller	)

SIGNED by:	)
For and on behalf of	)
UDOLL MANAGEMENT LIMITED, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ALESSANDRO CAJRATI CRIVELLI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ANTONIO TAZARTES, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
MARIA BARTON, acting as Seller	)

SIGNED by;	)
For and on behalf of	)
MARCO GOBBETTI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
LUISA CAJRATI CRIVELLI acting as Seller	)

SIGNED by:	)
For and on behalf of	)
AMEDEO CLAVARINO, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
RICCARDO CAJRATI CRIVELLI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
GIORGIO CAJRATI CRIVELLI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
UBERTO CAJRATI CRIVELLI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
PAOLO CARDANO, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
GIOVANNI DI VINCENZO, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ANDREA A. ZAMBON, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ROBERTO MANGIAVACCHI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ANTONIO BELLONI, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
ICS SECURITIES S.A R.L., Société de Titrisation, acting as Seller	)

SIGNED by:	)
For and on behalf of	)
[TBC], acting as Purchaser	)

The Transferee

By:
Title:

The Company, in accordance with article 190 of the Luxembourg Company Law, accepts and acknowledges the transfer of the Shares with effect as of the Transfer Date from the Transferors to the Transferee and acknowledges the power given to it and undertakes to record or cause to be recorded, with effect as of the Transfer Date, in its shareholders' register the ownership rights of the Transferee in respect of the Shares, to file any notice of transfer with the Luxembourg Register of Commerce and Companies and to publish such notice in the Luxembourg official gazette.

The Company

By:
Title:

Schedule 6

ESTOPPEL CERTIFICATE FORM

TENANT ESTOPPEL

[Tenant Letterhead]

                           ,2013

[                         ]

Re:	Agreement of Lease dated December 19, 2011 (as the same may have been modified, amended and/or assigned, the "Lease") by and between 50 Varick LLC ("Landlord") and Spring Studios New York, LLC (“Tenant”). demising Units A and A2 (the "Premises") at the building commonly known as 50 Varick Street, New York, New York (the "Property")

Gentlemen:

The following statements are made with the knowledge that you and your successors and assigns, successor owners of the Property and present and future lenders secured by mortgages encumbering the Property may rely on them.

All capitalized terms used herein and not otherwise defined shall have their respective meanings ascribed to them in the Lease.

The undersigned, as tenant under the Lease, hereby certifies to you as follows:

1.          The Lease is in full force and effect, has not been modified or assigned by the undersigned and is the only lease or other agreement between the undersigned and the Landlord relating to the Premises except as follows: that certain First Amendment to Lease dated March 19, 2013. Attached hereto is a true and complete copy of the Lease.

2.          The Commencement Date has not yet occurred and Tenant has not yet accepted possession of the Premises.

3.          The Rent Commencement Date, the Commencement Date and Expiration Date of the term of the Lease are as set forth in the Lease.

4.          The Rent Commencement Date has not occurred and Tenant has not commenced the payment of fixed annual base rent or any additional rent.

a.           The fixed annual base rent payable under the Lease commencing on the Rent Commencement Date shall be $                  , payable monthly, at the rate of $                 per month, on the first day of each calendar month.

b.           There are no (i) unexpired rental concessions or abatements under the Lease, or (ii) allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant, except for the Rent Concession and Landlord’s Contribution, each of which remain payable in full by Landlord.

c.           The amount of the security deposit delivered under the Lease is $2,250,000.00 and said security deposit is in the form of a Letter of Credit. The Letter of Credit is in full force and effect.

5.          There is no additional rent or other charges payable under the Lease on or before the date hereof which have not been paid in full. No rent or other charges under the Lease have been paid in advance.

6.          Neither Tenant, nor to the best of Tenant's knowledge, Landlord, is in default in the performance of any covenant, agreement or condition contained in the Lease, nor, to the best of Tenant's knowledge is there now any fact or condition which, with the passage of time or the giving of notice or both, would constitute a default by either party under the Lease. Tenant has no defenses, counterclaims, liens or claims of offset or credit under the Lease or against rents, or any other claims against Landlord.

7.          The Tenant has no actions, claims, proceedings or suits pending or threatened against the Landlord or relating to the Premises.

8.          Tenant has not assigned, transferred or otherwise encumbered its interest under the Lease, or subleased or licensed any portion of the Premises, except as follows:                                                 .

9.          To Tenant’s knowledge and subject to punchlist items, all work required to be performed by Landlord pursuant to the Lease has been performed, except for the items of Landlord’s Work set forth on the attached Schedule A. The parties have not entered into an agreement with respect to whether any Tenant Delays currently exist with respect to Landlord’s Work.

10.         Tenant has not given notice to Landlord to exercise any rights to cancel, surrender or terminate the Lease or of its intent to vacate the Premises.

11.         The Lease was duly authorized and entered into by the Tenant and constitutes the valid and binding obligation of the Tenant enforceable in accordance with its terms.

12.         The Lease is guaranteed by Guarantor pursuant to the Guaranty. The Guaranty remains in full force and effect.

13.         Tenant has not received any written notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.

This letter shall be binding upon Tenant and its legal representatives, successors and assigns.

[TENANT]

By:
Name:
Its:

Schedule 7

CONDOMINIUM ESTOPPEL CERTIFICATE FORM

BOARD OF MANAGERS OF 50 VARICK STREET CONDOMINIUM

50 Varick Street

New York, New York 10013

                        , 2013

To:	, having an address at , New York, New York ________, and its successors and/or assigns

Re:	50 Varick Street Condominium (the “Condominium”)

Gentlemen:

In connection with that certain proposed sale (the “Sale”) of certain indirect ownership interests in 50 Varick LLC (“Unit Owner”), the owner of Units A and A2 at the Condominium, as more particularly described on Exhibit A hereto (the “Units”), to                           (“Purchaser”), please be advised that:

1.           All initially capitalized terms used herein without definition and which are defined in the By-Laws (the “By-Laws”) or Declaration (as defined below) of the Condominium shall have the meaning set forth for such term in the By-Laws or the Declaration, as the case may be.

2.           The Common Charges payable for the calendar year 2013 are $                         and the Unit Expenses payable for the calendar year 2013 are $                         .

3.           All Common Charges, Unit Expenses or other assessments or charges, if any, assessed against the Units have been paid through                         , 2013. No special assessments are currently assessed or anticipated within the next twelve (12) months. There are no liens being assessed by the Board with respect to the Units pursuant to the Declaration or the By-Laws and the Board has not given or received any notices or made or received any demands under the Declaration or the By-Laws with respect to the Units which have not been satisfied.

4.           The Units are currently separately assessed for real estate tax purposes and real estate taxes are not included in Common Charges.

5.           The Unit Owner has contributed the amount of $346,850.00 to the Reserve Fund.

6.           Unit Owner is not in default of any of its obligations under the Declaration, the By-Laws or the Rules and Regulations and no event has occurred which with the giving of notice by the Board or the passage of time, or both, would become a default thereunder.

7.           As of the date hereof, the Unit A Owner has completed the Unit A Renovations and the Unit A2 Separation Work, except for                                                                            .

8.           As of the date hereof, the Verizon Units Owner has completed the Verizon Separation Work.

9.          The person signing this letter hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of the Board, without further act or authorization by the Board.

10.       The Board is currently comprised of the following individuals:

NAME	APPOINTED BY

Gregory Altshuler	Unit A Owner

Stefano Farsura	Unit A Owner

James Tousignant	Verizon Units Owner

11.          The “Declaration” means, collectively, the Declaration of 50 Varick Street Condominium, dated February 16, 2010, and recorded in the Office of the Register of New York County on March 12, 2010 as CRFN 2010000086079, as amended by First Amendment to the Declaration dated as of July 26, 2011, and recorded in the Office of the Register of New York County on March 6, 2012 as CRFN 2012000086110, and by Second Amendment to the Declaration dated as of June 20, 2012, and recorded in the Office of the Register of New York County on October 24, 2012 as CRFN 2012000422214 and the “By-Laws” means the By-Laws attached hereto as Exhibit B. The Declaration and the By-Laws are in full force and effect and have not been modified, altered, or amended.

This letter shall be binding upon and inure to the benefit of Purchaser and its successors and assigns, and may also be relied upon by any lender of or investor in Purchaser.

Very truly yours,

THE BOARD OF MANAGERS OF
50 VARICK STREET CONDOMINIUM

By:
Name:
Title:

Schedule 8

LITIGATION

1.	Yuriy Antonyshyn and Natalia Mytsyk vs. Tishman Construction Corporation and 50 Varick LLC, Supreme Court of the State of New York (Index No. 4094/12)

2.	In the Matter of the Application of Raesky LLC vs. Robert LiMandri, Commissioner of the Department of Buildings, 50 Varick LLC, Foundations Interior Design Corp. and Foundations Group, Inc., Supreme Court of the State of New York (Index No. 100490/2013)

3.	H.H. Benfield Electric Supply Company, Inc, vs. Fidelity and Deposit Company of Maryland, Verizon New York Inc., 50 Varick LLC, 50 Varick Street Condominium, et al., Supreme Court of the State of New York (Index No. 151757/2012)

4.	Richter+Ratner Contracting Corp. vs. Estate4Capital Group, 50 Varick LLC and Colonnade Group LLC, Supreme Court of the State of New York (Index No. 112469/2011)

5.	Notice of mechanics lien filed by Cross-County Contracting Inc. in the amount of $45,800, dated November 16, 2011

6.	Potential litigation by Verizon over leakage from the roof during construction.

Schedule 9

AFFILIATE DEBTS

The Shareholder Loans

Schedule 10

Note: this is a fist of all major vendors, there may be additional vendors

Vendor Name	Tax ID	Note
FOUNDATIONS GROUP INC.	20-4370022	Construction Contract
INTEGRATED COMPANIES INC	22-3307175	Construction Contract
METROPOLIS GROUP INC.	N	Construction Contract
MORRIS ADJMI ARCHITECTS, PC	26-3942187	Construction Contract
Mottola Rini Engineers P.C.	13-3697014	Construction Contract
RS Lighting Design	26-4135603	Construction Contract
Shon Milsom & Wilke, LLC	26-3758621	Construction Contract
DESIMONE CONSULTING ENGINEERS	20-5944553	Construction Contract
GARDINER & THEOBALD INC.	N	Construction Contract
JENKINS & HUNTINGTON, INC.	N	Construction Contract
QUALITY CONSULTANTS	N	Construction Contract
CG VARICK LLC	27-2904633	Construction Contract

MAJOR ELEVATOR CORP.	N	Building Service
SELECT SAFETY CONSULTING SERVICES INC.	N	Building Service

MARCUS & POLLACK LLP	N	ICAP Attorney

Schedule 11

SCHEDULE OF VALUES

AIA Document G703

Continuation Sheet - Hard Construction Costs
AIA Document G702, Application and Certification for Payment	Application No.:
containing Contractor’s signed certification is attached.	Application Date:	06/04/12
	Period To:	05/20/12

				Work Completed
Description of Work	Control Estimate	Change Orders	Scheduled value	Previous Work	This Application	% paid	Completed & stored	Balance to Finish	Retainer	Ref. Release
Division 1 - General Conditions
Office & Eng. Supplies	$2,500.00		$2,500.00					2,500.00	NA
Office supplies, Maintenance & Janitorial	$4,000.00		$4,000.00					4,000.00	NA
Field Office Equipment/Computer	$2,000.00		$2,000.00					2,000.00	NA
Permits/fees/renewals	$45,500.00		$45,500.00					45,500.00	NA
Blue printing and plotting	$14,500.00		$14,500.00					14,500.00	NA
Surveys	$15,000.00		$15,000.00					15,000.00	NA
Asbestos survey and monitoring	By Owner		$0.00					0.00	NA
Controlled inspections	By Owner		$0.00					0.00	NA
Project Photos	$1,500.00		$1,500.00					1,500.00	NA
Telephone/ Fax	$9,000.00		$9,000.00					9,000.00	NA
Engineering	By Owner		$25,291.06					25,291.06	NA
Change Order 1 - Marin Engineering - Shoring design		$7,500.00
Change Order 2 - Howard Shapiro & Associates - TA approval		$2,500.00
Change Order 3 -Quality Consultants - Cores		$4,020.00
Change Order 4 -Quality Consultants - Cores		$2,450.00
Change Order 5 - Marin Engineering - EMR		$5,000.00
Change Order 6 - Marin Engineering - Inspections (app # 5)		$3,821.06
Postage/Express Mail	$2,500.00		$2,500.00					2,500.00	NA
Signs	$5,000.00		$5,000.00					5,000.00	NA
Fire Extinguishers	$2,500.00		$2,500.00					2,500.00	NA
24-hrs Site Security Personnel / Fire Watch	$90,000.00		$90,000.00					90,000.00	NA
Material Handling and trucking	$15,000.00		$15,000.00					15,000.00	NA
Crew Sheds	$10,000.00		$10,000.00					10,000.00	NA
Storage Sheds	$10,000.00		$10,000.00					10,000.00	NA
Sanitary Facilities	$22,000.00		$22,000.00					22,000.00	NA
Utilities bills	$24,000.00		$24,000.00					24,000.00	NA
Temporary heating	$0.00		$0.00					0.00	NA
OSHA Related	$25,000.00		$25,000.00					25,000.00	NA
Tools and Misc equipment	$35,000.00		$35,000.00					35,000.00	NA
Miscellaneous	$140,000.00		$140,000.00					140,000.00	NA
Road barriers	$15,500		$15,500.00					15,500.00	NA
Fencing	$7,600		$7,600.00					7,600.00	NA
Dumpsters and carring	$145,000.00		$145,000.00					145,000.00	NA
Cleaning and protection laborers	$251,000.00		$251,000.00					251,000.00	NA
Site Safety supervision allowance (to be determined - not included)	$0.00		$0.00					0.00	NA
Full Time Project Manager	$256,000.00		$256,000.00					256,000.00	NA
Full Time Site Superintendent	$178,500.00		$178,500.00					178,500.00	NA
Full Time Site Assistant	$161,040.00		$161,040.00					161,040.00	NA
Division 2 - Site Work
BRIDGE & SCAFFOLDING			$174,964.00					174,964.00	$0.00
Sidewalk Bridge - heavy duty - includes first 3 months rental	$29,500
Pipe Scaffold	$72,500
Pipe Scaffold rental	$51,160
Roof Protection	$21,804
Flag men / Elevator Operators	$85,000		$85,000.00					85,000.00	$0.00
Rigging as needed	$40,000		$40,000.00					40,000.00	$0.00
ASBESTOS ABATEMENT	$824,938		$697,369.00					697,369.00	Complete
Change Order 7 - Asbestos Abatement Contract (PAL Environmental Corp.)		($159,819.00)
Change Order 8 - Abate additional roofing system (PAL Environmental Corp.)		$32,250.00
Change Order 9 - roofing for Asbestos removal (Gozzer Corp.)		$14,700.00	$14,700.00					14,700.00	Complete
INTERIOR DEMOLITION (Nuway Demolition Contract)	$175,000		$389,613.00					389,613.00	Complete
Change Order 10 - Abatement on 6th and 7th floor perimeter walls		$124,000.00

1 of 4

SCHEDULE OF VALUES

AIA Document G703

Continuation Sheet - Hard Construction Costs
AIA Document G702, Application and Certification for Payment	Application No.:
containing Contractor’s signed certification is attached.	Application Date:	06/04/12
	Period To:	05/20/12

				Work Completed
Description of Work	Control Estimate	Change Orders	Scheduled value	Previous Work	This Application	% paid	Completed & stored	Balance in Finish	Retainer	Ref. Release
Change Order 11 - Abatement of elbows in 5th floor restrooms		$11,000.00
Change Order 12 - Abatement of elevator plenum		$36,000.00
Change Order 13 - Credit for Cellar work not performed		($24,500.00)
Change Order 14 - Add for elevator bank walls on Floors 5, 6, 7		$7,000.00
Change Order 15 - Probes to columns and beams on Floors 5, 6, 7		$3,360.00
Change Order 16 - Demolition of 7th Floor Mezzanine		$16,260.00
Change Order 17 - Stripping of Columns on Floors 5, 6, 7		$8,220.00
Change Order 18 - Demo of elevator core walls on 5, 6, 7		$23,600.00
Change Order 19 - additional probes & Stripping of Columns on Floors 5, 6, 7		$9,673.00
STRUCTURAL DEMOLITION (Signature Demolition)	$615,000		$615,000.00					615,000.00	$0.00
DEMOLITION (Misc.)	$99,710		$99,709.61					99,709.61	$0.00
SHORING	$99,500		$99,500.00					99,500.00	$0.00
PROTECTION			$82,000.00					82,000.00	Complete
Interior/exterior walls	$82,000
MISC. FALL PROTECTION			$75,000.00					75,000.00	$0.00
Guardrails around openings and any elevation greater than 3'-6"	$25,000
Rooftop protection throughout	$25,000
Slab penetrations sealed by plywood.	$25,000
MISC. EXISTING CONDITIONS PROTECTION			$40,000.00					40,000.00	$0.00
Protection of rooftop equipment	$20,000
Protect public area, elevators	$20,000
TEMPORARY WATERPROOFING (ON 7th FLOOR WITH DRAINAGE)	$142,500		$142,500.00					142,500.00	Complete
SITE IMPROVEMENTS (ROOF FINISHES)	$156,166		$156,166.00					156,166.00	$0.00
ROOF PAVERS	$174,184		$174,184.00					174,184.00	$0.00
LANDSCAPING	$100,725		$100,725.00					100,725.00	$0.00
Division 3 - Concrete
CONCRETE	$698,925		$698,925.00					698,925.00	$0.00
Division 4 - Masonry
MASONRY WALLS	$290,408		$290,408.00					290,408.00	$0.00
Division 5 - Metals
STRUCTURAL STEEL (FJM Steel Contract)	$1,500,000		$2,004,788.43					2,004,788.43	$0.00
Change Order 24 - FJM change #1		$139,823.80
Change Order 25 - FJM change #2		$80,500.63
Change Order 26 - FJM change #3		$204,464.00
Change Order 27 - FJM change #4		$80,000.00
MISC. ADDITIONAL STRUCTURAL STEEL	$110,520		$110,519.57					110,519.57	$0.00
METAL FABRICATIONS	$111,911		$111,911.00					111,911.00	$0.00
ORNAMENTAL METAL	$395,550		$395,550.00					395,550.00	$0,00
STEEL CLADDING	$268,322		$268,322.00					268,322.00	$0.00
Division 6 - Wood, Plastics and Composites
ROUGH CARPENTRY	$0		$0.00					0.00	$0.00
ARCHITECTURAL WOODWORK	$464,386		$464,386.00					464,386.00	$0.00
Division 7 - Thermal and Moisture Protection
FIRESTOPPING/FIREPROOFING	$94,210		$94,210.00					94,210.00	$0.00
EXTERIOR METAL PANELS	$228,500		$228,500.00					228,500.00	$0.00
MEMBRANE ROOFING/FLASHING	$595,000		$595,000.00					595,000.00	$0.00
SKYLIGHTS	$71,292		$71,292.00					71,292.00	$0.00
SHEET METAL FLASHING	$65,600		$65,600.00					65,600.00	$0.00
JOINT SEALANTS	$0		$0.00					0.00	$0.00

2 of 4

SCHEDULE OF VALUES

AIA Document G703

Continuation Sheet - Hard Construction Costs
AIA Document G702, Application and Certification for Payment	Application No.:
containing Contractor’s signed certification is attached.	Application Date:	06/04/12
	Period To:	05/20/12

				Work Completed
Description of Work	Control Estimate	Change Orders	Scheduled value	Previous Work	This Application	% paid	Completed & stored	Balance to Finish	Retainer	Ref. Release
Division 8 - Openings
HM & WOOD DOORS & FRAMES	$298,300		$298,300.00					298,300.00	$0.00
FINISH HARDWARE (allowance)	$138,800		$133,800.00					138,800.00	$0.00
SPECIAL DOOR/OVERHEAD DOORS	$73,700		$73,700.00					73,700.00	$0.00
INTERIOR GLASS	$338,350		$338,350.00					338,350.00	$0.00
ENTRANCES/STOREFRONTS/INTERIOR GLASS	$169,000		$169,000,00					169,000.00	$0.00
CURTAIN WALL/WINDOW WALL/SKYLIGHT	$1,207,470		$1,207,470.00					1,207,470.00	$0.00
Division 9 - Finishes
STUCCO	$0		$0.00					0.00	$0.00
STUDIO CYCLORAMA	$285,000		$285,000.00					285,000.00	$0.00
SOUND BOARD	$57,600		$57,600.00					57,600.00	$0.00
GYPSUM BOARD ASSEMBLIES/DRYWALL	$1,635,075		$1,635,075.00					1,635,075.00	$0.00
TILES & STONES	$345,625		$345,625,00					345,625.00	$0.00
WOOD FLOORING	$263,627		$263,627.00					263,627.00	$0.00
RESILIENT FLOORING	$36,741		$36,741.00					36,741.00	$0.00
RESIN FLOORING	$132,100		$132,100.00					132,100.00	$0.00
CONCRETE FLOORING	$521,459		$521,459.00					521,459.00	$0.00
PAINTING	$393,000		$393,000.00					393,000.00	$0.00
CARPET	$10,528		$10,528.00					10,528.00	$0.00
TENANT FITOUT
2nd Floor Alterations	$100,000		$100,000.00					100,000.00	$0.00
2ND FLOOR office fit out allowance	$127,500		$127,500.00					127,500.00	$0.00
5TH FLOOR EAST FIT OUT ALLOWANCE	$408,000		$408,000.00					408,000.00	$0.00
6TH FLOOR EAST FIT OUT ALLOWANCE	$127,500		$127,500.00					127,500.00	$0.00
Division 10 - Specialties
TOILET COMPARTMENTS	$53,000		$53,000.00					53,000.00	$0.00
LOCKERS	$32,925		$32,925.00					32,925.00	$0.00
SIGNAGE (Code required signage)	$0		$0.00					0.00	$0.00
FIRE PROTECTION SPECIALTIES	$20,800		$20,800.00					20,800.00	$0.00
OPERABLE PARTITIONS	$207,644		$207,644.00					207,644.00	$0.00
ACOUSTIC PANELS	$0		$0.00					0.00	$0.00
TOILET AND BATH ACCESSORIES	$68,160		$68,160.00					68,160.00	$0.00
GUEST ROOM MIRRORS	$24,135		$24,135.00					24,135.00	$0.00
Division 11 - Equipment
SPRAY BOOTH	$16,000		$16,000.00					16,000.00	$0.00
Division 12 - Furnishings
Division 13 - Special Construction
Division 14 - Conveying System
ELEVATOR	$969,600		$969,600.00					969,600.00	$0.00
Division 15 - Fire Protection
SPRINKLER	$464,850		$464,850.00					464,850.00	$0.00
Division 15 - Plumbing
Change Order 20 - Temporary Plumbing for Bathrooms & temp roof		$30,000.00	$81,683.45					81,583.45	$0.00
Change Order 21 -Plumbing Demo and piping disconnections		$51,683.45
PLUMBING	$543,500		$543,500.00					543,500.00	$0.00
PLUMBING FIXTURES	$286,175		$286,175.00					286,175.00	$0.00
Division 15 - HVAC
Change Order 22 -HVAC Demo and HVAC disconnections		$39,740.43	$39,740.43					39,740.43	Complete
HVAC	$2,589,760		$2,589,759.57					2,589,759.57	$0.00

3 of 4

SCHEDULE OF VALUES

AIA Document G703

Continuation Sheet - Hard Construction Costs
AIA Document G702, Application and Certification for Payment	Application No.:
containing Contractor’s signed certification is attached.	Application Date:	06/04/12
	Period To:	05/20/12

				Work Completed
Description of Work	Control Estimate	Change Orders	Scheduled value	Previous Work	This Application	% paid	Completed & stored	Balance to Finish	Retainer	Ref. Release
Division 16 - Electrical
Change Order 23- Electric Demo and Electric disconnections		$89,177.87	$89,177.87					89,177.87	Complete
ELECTRICAL	$939,220		$939,220.13					939,220.13	$0.00
LIGHT FIXTURES - Supply (allowance)	$779,411		$779,411.00					779,411.00	$0.00
FIRE ALARM	$229,000		$229,000.00					229,000.00	$0.00
GENERATOR	$190,000		$190,000.00					190,000.00	$0.00
SECURITY	$151,401		$151,401.00					151,401.00	$0.00

Subtotal DIVISIONS 2-31	$22,014,265.88	$817,134.18	$22,831,400.06	$0.00	$0.00	0.0	$0.00	$22,831,400.06	$0.00	$0.00
Subtotal GENERAL REQUIREMENTS	$1,489,640.00	$25,291.06	$1,514,931.06	$0.00	$0.00	0.0	$0.00	$1,514,931.06	NA	$0.00
Insurance	$472,634.88	$0.00	$472,634.88	$0.00	$0.00	0.0	$0.00	$472,634.88	NA
Construction Management	$704,017.00	$0.00	$704,017.00	$0.00	$0.00	0.0	$0.00	$704,017.00	NA
Construction Contingency	$704,017.00		$704,017.00
Total Hard Cost (core and shell) without contingency	$24,680,557.76	$842,425.24	$25,522,983.00	$0.00	$0.00	0.0	$0.00	$25,522,983.00	$0.00	$0.00

Description of Work	Control Estimate	Change Orders	Scheduled value	Previous Work	This Application	% paid	Completed & stored	Balance to Finish	Retainer	Ref. Release
Hard cost + Contingency	$26,227,000.00		$26,227,000.00
2nd Floor AlterationS			$100,000.00
2nd Floor Office fit out allowance			$127,500.00
Total GMP Without (2nd floor alterations)			$25,999,500.00

4 of 4

SCHEDULE 12

50 VARICK STREET
		Block: 212		Lot: 7504		Client: 50 Varick LLC

1. CONSTRUCTION
Work Permit Status
Work Description	Applicant Resp. for Plans	Date Appl. Filed	Date of Disappproval	Date Appl. Approved	Examiner's Name	Contractor's Name	Issue Date	Expiration Date

ALTERATION TYPE 1 # 120911996 - CELLAR, 1-5, 5MEZ, 6, 7, 7MEZ & ROOF
Architectural Fence	Morris Adjmi					Saif Sumalda @ Foundations	3/28/2012	6/12/2013
Structural	Borys Hayda
Mechanical	Anthony Rini	12/12/2011		12/29/2011	N/A - Self Cert.
Plumbing	Anthony Rini					Leslie Held @ Nadkos, Inc.	1/17/2013	1/17/2014
Curb Cut	Morris Adjmi					Saif Sumalda @ Foundations	3/28/2012	6/12/2013

DEMO./CONSTRUCTION / DIR. 14 #120556683 - 1ST FLOOR
Architectural	Morris Adjmi					Saif Sumalda @ Foundations	12/28/2010	6/8/2013
Mechanical	Morris Adjmi	12/15/2010		12/15/2010	N/A - Self Cert.
Plumbing

DEMO./CONSTRUCTION / DIR. 14 #120556692 - 6TH FLOOR
Architectural	Morris Adjmi					Saif Sumalda @ Foundations	12/28/2010	7/17/2013
Mechanical	Morris Adjmi	12/15/2010		12/15/2010	N/A - Self Cert.
Plumbing

INTERIOR DEMO. / DIR. 14 #120883981 - 5TH FLOOR
Architectural	Morris Adjmi	11/3/2011		11/3/2011	N/A - Self Cert.	Saif Sumalda @ Foundations	11/3/2011	8/7/2013
Plumbing

DEMO./CONSTRUCTION / DIR. 14 #120679168 - ROOF
Architectural	Morris Adjmi	5/2/2011		5/2/2011	N/A - Self Cert.	Saif Sumalda @ Foundations	5/10/2011	8/3/2013
Structural	Borys Hayda

Revised: 4/12/2013

2.   PIPING (PLUMBING/ SPRINKLER / STANDPIPE)

					Permit Status			Sign of Process
Applicant of Record:	Filed date:	Disapproval date:	Approval date:	Examiner's name:	Issued date:	Expiration date:	Sub-Contractor	Inspection	OP 98. Filed

Sprinkler # 120901765 - CELLAR, 1-5, 5MEZ, 6, 7, 7MEZ & ROOF
Anthony Rini	12/13/2011		3/30/2012	Kwok Leung

3.   FIRE DEPARTMENT

Fire Department Status:
Applicant of Record:	Filed date:	Disapproval date:	Approval date:	Examiner's name:	Req. Inspection form A433 & B45	Inspection Date:	Inspection Status:

Fire Alarm #120921574- CELLAR, 1-5. 5MEZ, 6,7, 7 MEZ & ROOF
Anthony Rini	12/13/2011		5/11/2012	Michael Alexander

Fire Alarm #120585973 - 6TH FLOOR
Anthony Rini	1/25/2011		2/23/2011	Michael Alexander

Fire Alarm #120585982 -7TH FLOOR
Anthony Rini	1/25/2011		2/23/2011	Michael Alexander

Revised: 4/12/2013

Page 2 of 2